UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 16, 2017

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Vectren Corporation confirmed that board member Martin C. Jischke did not stand for reelection at the Company's Annual Meeting of Shareholders held on May 16, 2017.  Under the board's retirement policy, Dr. Jischke had reached the age where he was not eligible to stand for reelection. Dr. Jischke was a member of the Board’s Corporate Responsibility and Sustainability Committee and the Board’s Compensation and Benefits Committee.

Item 5.07. Submission of Matters to a Vote of Security Holders

The 2017 Annual Meeting of Shareholders ("Annual Meeting") of Vectren Corporation (the Company) was held on May 16, 2017. At the Annual Meeting, four proposals were submitted to, and approved by, the Company's shareholders. In addition, with respect to the interval at which the Company seeks shareholders' approval of the compensation of its named executive officers, the Company will hold future say on pay votes on an annual basis until the occurrence of the next advisory vote on the frequency of say on pay votes, which will occur no later than the Company's 2023 annual meeting of shareholders. All proposals are described in more detail in the Company's proxy statement filed with the Commission on March 24, 2017. The final voting results were as follows:

Proposal 1

For the election of the following named persons as directors of the Company to serve, respectively, as such directors for a one-year term and/or until their successors shall be duly elected and shall qualify, as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Carl L. Chapman	58,037,587	1,328,429	15,182,066
James H. DeGraffenreidt, Jr.	58,949,694	416,322	15,182,066
John D. Engelbrecht	58,742,442	623,574	15,182,066
Anton H. George	58,128,288	1,237,729	15,182,066
Robert G. Jones	58,956,865	409,151	15,182,066
Patrick K. Mullen	58,926,535	439,481	15,182,066
R. Daniel Sadlier	58,631,440	734,576	15,182,066
Michael L. Smith	58,767,234	598,782	15,182,066
Teresa J. Tanner	58,933,031	432,985	15,182,066
Jean L. Wojtowicz	58,606,665	759,351	15,182,066

Proposal 2

Approve a non-binding advisory resolution approving the compensation of the Vectren Corporation named executive officers:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
56,953,791	1,706,392	705,834	15,182,066

Proposal 3

Approve on a non-binding advisory basis the frequency of the shareholder vote on the compensation of the Vectren Corporation named executive officers:

1 Year	2 Years	3 Years	Votes Abstained	Broker Non-Votes
50,161,465	343,254	8,320,969	540,328	15,182,066

Proposal 4

Ratify the appointment of Deloitte & Touche, LLP as the independent registered public accounting firm for Vectren Corporation and its subsidiaries for 2017:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
73,665,438	567,513	315,131	—

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION
May 17, 2017

By: /s/ M. Susan Hardwick
M. Susan Hardwick
Executive Vice President and Chief Financial Officer